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                                                                       Exhibit 8



            [LETTERHEAD OF FARELLA BRAUN & MARTEL LLP APPEARS HERE]



December 3, 1997



BRE Properties, Inc.
One Montgomery Street
Telesis Tower, Suite 2500
San Francisco, CA  94104

         Re:  Registration on Form S-3 of BRE Properties, Inc. (the "Company")
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Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3, as amended, being filed by you on or about December 3, 1997, with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion regarding whether the Company has been organized in conformity with the requirements for qualification as a real estate investment trust ("REIT"), and whether its method of operation has enabled the Company to meet, and will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters as set forth in the Registration Statement and the registration statement on Form S-3 filed on April 10, 1997 (Registration No. 333-24915), as amended, and the most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the "Latest Registration and Report"). In addition, the Company has provided a representation letter certifying, among other items, that it has elected to be taxed as a REIT since its formation on May 22, 1970, and that the Company has operated and will continue to operate in accordance with the method of operation described in the Registration Statement and the Latest Registration and Report.

         Based on such assumptions and representations, it is our opinion the Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company was reorganized in Delaware in 1987 and reincorporated in Maryland in 1996; the Company has elected to be treated as a REIT since its original organization; the
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BRE Properties, Inc.
December 3, 1997
Page 2

Company has qualified as a REIT for its fiscal years ended July 31, 1994 and July 31, 1995, its short taxable year ended December 31, 1995 and its taxable year ended December 31, 1996 (the years, to the best knowledge of counsel, that are still subject to audit by the Internal Revenue Service); the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for its taxable year ending December 31, 1997 and thereafter, provided the Company continues to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed by the Code necessary for the Company to qualify as a REIT. As used in this letter, the term "Company" includes BankAmerica Realty Investors, a California business trust and predecessor to BRE Properties, Inc. No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation from the factual statements set forth in the Registration Statement, the Latest Registration and Report or the written representations made by the Company in connection with this opinion may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Farella Braun & Martel LLP. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy such requirements. We wish to point out that our opinion is not binding on the Internal Revenue Service and, without limiting our opinion, we note that there can be no assurance that all of the requirements for qualification as a REIT for any particular taxable year have in fact been met until the return for such taxable year has been reviewed by the Internal Revenue Service or the period for such review has expired.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Farella Braun & Martel LLP

                                         FARELLA BRAUN & MARTEL LLP